Exhibit 99.(17)

THE PRUDENTIAL VARIABLE CONTRACT ACCOUNT-11

Prudential Retirement Services

30 Scranton Office Park

Scranton, PA 18507-1789

SPECIAL MEETING OF PERSONS HAVING VOTING RIGHTS (MEETING)

January 27, 2017

THIS PROXY IS SOLICITED ON BEHALF OF THE COMMITTEE MEMBERS OF THE PRUDENTIAL VARIABLE CONTRACT ACCOUNT-11 (“VCA 11”). The undersigned hereby appoints Jonathan D. Shain and Deborah A. Docs as Proxies, each with the power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all of the Units, of VCA 11 held of record by the undersigned on November 21, 2016, at the Meeting to be held on January 27, 2017 or any adjournment or postponement thereof.

THE UNITS REPRESENTED BY THIS PROXY, WHEN THIS PROXY IS PROPERLY EXECUTED WILL BE VOTED FOR THE PROPOSAL IF YOU DO NOT SPECIFY OTHERWISE. PLEASE REFER TO THE PROSPECTUS/PROXY STATEMENT DATED DECEMBER 12, 2016 FOR DISCUSSION OF THE PROPOSAL. THE PROXY STATEMENT IS AVAILABLE AT WWW.PRUDENTIALFUNDS.COM/FUNDCHANGES.

IF VOTING BY MAIL, PLEASE MARK, SIGN AND DATE THIS PROXY CARD WHERE INDICATED AND RETURN IT PROMPTLY USING THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment or postponement thereof. If you simply sign and date the voting instruction form but give no voting instructions, your shares will be voted in favor of the Proposal and in accordance with the views of management upon any unexpected matters that come before the Meeting or adjournment or postponement of the Meeting.

PRUDENTIAL INVESTMENTS LLC

655 BROAD STREET

NEWARK, NJ 07102

TO VOTE BY TELEPHONE

1) Read the Proxy Statement and have the voting instruction form below at hand.

2) Call 1-800-690-6903

3) Enter the control number set forth on the voting instruction form and follow the simple instructions.

TO VOTE BY INTERNET

1) Read the Proxy Statement and have the voting instruction form below at hand.

2) Go to Website www.proxyvote.com

3) Enter the control number set forth on the voting instruction form and follow the simple instructions.

TO VOTE BY MAIL

1) Read the Proxy Statement.

2) Check the appropriate boxes on the voting instruction form below.

3) Sign and date the voting instruction form.

4) Return the voting instruction form in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY FORM IS VALID ONLY WHEN SIGNED AND DATED.

Proposal

To approve an Agreement and Plan of Reorganization and related transactions to transfer the assets of The Prudential Variable Contract Account-11 (“VCA 11”) to the Government Money Market Portfolio, a series of The Prudential Series Fund, in exchange for Class I shares of the Government Money Market Portfolio, and to restructure VCA 11 into a unit investment trust.

FOR	AGAINST	ABSTAIN
☐	☐	☐

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in full partnership name by authorized person.

Please be sure to sign and date this Proxy.

SIGNATURE (PLEASE SIGN WITHIN BOX)	DATE

SIGNATURE (JOINT OWNERS)	DATE